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                                                                    Exhibit 4.14


                                 TRUST AGREEMENT
                                       OF
                              AIG CAPITAL TRUST II


         This TRUST AGREEMENT, dated as of June 10, 2003 (this "Trust Agreement") among American International Group, Inc., a Delaware corporation (the "Sponsor"), The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), and The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee", and together with the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby (the "Trust") shall be known as "AIG Capital Trust II" in which name the Trustees, or the Sponsor to the extent provided herein, may engage in the transactions contemplated hereby, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitutes a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Statutory Trust Act.

         3. An amended and restated Trust Agreement (the "Amended and Restated Trust Agreement"), satisfactory to each party to it and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), or in such other form as the parties thereto may approve, will be entered into to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and the Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions that the Sponsor deems necessary, convenient or incidental to effect the transactions contemplated herein as the Trustees shall be directed in writing by the Sponsor.


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         4. The Sponsor, as the sponsor of the Trust, is hereby authorized, in its discretion, and appointed as the Trust's and the Trustee's true and lawful attorney-in-fact and agent: (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust,
(a) a registration statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments thereto (including the prospectus, prospectus supplements and the exhibits contained therein), and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration under the 1933 Act of the Capital Securities of the Trust and certain other securities, (b) any preliminary prospectus or prospectus supplement thereto relating to the Capital Securities required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A (the "1934 Act Registration Statement"), including any pre-effective and post-effective amendments thereto, relating to the registration of the Capital Securities of the Trust under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Securities Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or blue sky laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Trust an underwriting agreement among the Trust, the Sponsor and one or more underwriters relating to the offering of the Capital Securities of the Trust, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Trust or the Trustees might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agent shall do or cause to be done by virtue hereof. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by any of the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, an Exchange or state or blue sky laws.

         5. The Bank of New York (Delaware), in its capacity as Delaware Trustee, shall not have the powers or the duties of the Trustees set forth herein (except as may be required under the Statutory Trust Act) and shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Statutory Trust Act.


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         6. This Trust Agreement may be executed in one or more counterparts.

         7. The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. A Trustee may resign upon thirty (30) days' prior notice to the Sponsor.

         8. The Sponsor hereby agrees, to the fullest extent permitted by applicable law, to (i) reimburse the Trustees for all reasonable fees and expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, the "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or negligence of such Indemnified Person.

         9. This Trust Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.


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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                            AMERICAN INTERNATIONAL GROUP, INC.,
                                            as Sponsor


                                            By: /s/ HOWARD I. SMITH
                                            -----------------------------------
                                            Name:  Howard I. Smith
                                            Title: Vice Chairman


                                            THE BANK OF NEW YORK
                                            (DELAWARE), not in its
                                            individual capacity but
                                            solely as Delaware Trustee


                                            By: /s/ MICHAEL SANTINO
                                            -----------------------------------
                                            Name:  Michael Santino
                                            Title: Senior Vice President

                                            THE BANK OF NEW YORK, not in
                                            its individual capacity but
                                            solely as Property Trustee

                                            By: /s/ JULIE SALOVITCH-MILLER
                                            ------------------------------------
                                            Name:  Julie Salovitch-Miller
                                            Title: Vice President